CONFIDENTIAL

OPTION AGREEMENT

THIS OPTION AGREEMENT made effective the 1st of July 2014 (hereinafter called the "Effective Date"), by and between THE UNIVERSITY OF MISSISSIPPI, NATIONAL CENTER FOR NATURAL PRODUCTS RESEARCH, with a principal address at University, Mississippi 38677 (hereinafter called "UM"), and NEMUS, a California corporation with a principal address at 16440 Bake Parkway, Suite 150, Irvine, CA 92618 (hereinafter called "NEMUS).

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WHEREAS, UM and NEMUS executed a Memorandum of Understanding with an effective date of July 29, 2013 in order to explore potential collaborative activities related to FDA approved cannabis based products;

WHEREAS, UM has the right to grant a license to intellectual property, proprietary data and know-how related to the treatment of methicillin-resistant Staphylococcus aureus infections using cannabinoids ("UM 5070");

WHEREAS,   NEMUS has an interest in conducting due diligence on  including but not limited to evaluating the cost and timing of development of UM  into an FDA approved drug product, and in determining the commercial potential of UM 5070;

WHEREAS, UM is willing to grant NEMUS an exclusive option to license rights to UM 5070  in order for NEMUS to conduct due diligence.

NOW, THEREFORE, in consideration of the premises and the performance of the covenants herein contained it is agreed as follows:

I.  OBLIGATIONS AND REPRESENTATIONS OF UM

1.	UM hereby grants to NEMUS, on the terms and conditions herein set forth, a nonassignable, exclusive option expiring on October 15, 2014 (the "Option Period"), to exclusively license UM's rights to UM 5070, as defined in Appendix A. UM will charge NEMUS an option fee of *** per month for each month starting on August 15, 2014. In exchange for this exclusive option, NEMUS agrees to provide UM with a copy of all research and development, manufacturing, and commercialization related information and data generated by NEMUS or otherwise obtained by NEMUS related to UM 5070 (collectively the "Studies") during the Option Period.

2.	UM represents to NEMUS that UM has the right to grant licenses to UM 5070, and UM 5070 is not subject to any lien, license, assignment, security interest, or other encumbrances.

3.	During the term of this Agreement UM agrees to notify 3rd parties who express interest in licensing UM 5070 that the technology is under an exclusive option with another company. NEMUS understands and agrees that UM retains the right to list UM 5070 as available for licensing on UM's website and in UM technology related publications during the term of this Agreement.

*** Certain confidential information contained in this document, marked with three asterisks (***), has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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II.        OBLIGATIONS AND REPRESENTATIONS OF NEMUS

1.	NEMUS will exercise diligence during the term of this Agreement in evaluating its interest in UM 5070.

2.	If NEMUS decides not to exercise the option, NEMUS agrees to provide UM within thirty (30) days after expiration or termination of this Agreement copies of all Studies as defined in Section I.1. NEMUS agrees and understands that UM shall own all right, title and interest in these Studies with no financial obligation to NEMUS.

III.        EXERCISE OF OPTION

The option herein granted shall be exercisable by NEMUS by providing written notice to UM at any time during the term of the Option Period.  If NEMUS fails to exercise the option, UM shall be free to license or option UM 5070 to any third party with no further obligations to NEMUS.

IV. LICENSE AGREEMENT

In the event NEMUS exercises its option hereunder, the parties will negotiate in good faith a License Agreement containing the usual and customary representations, warranties, covenants, and agreements.  The terms and some of the general conditions of the License Agreement are contained in APPENDIX B.

V. TERM AND TERMINATION

1.	This AGREEMENT will expire on October 15, 2014 and may be extended by mutual agreement of the parties in writing under the financial terms detailed in Section I.1.

2.	NEMUS may terminate this AGREEMENT at any time by notifying UM in writing of its intent to terminate and the effective termination date. In such event, NEMUS will provide UM a copy of all Studies as defined in Section I.1 within thirty (30) days.

3.        Upon termination of this AGREEMENT, the parties shall have no further rights or  obligations except as expressly set forth herein.

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IN WITNESS WHEREOF, each of the parties hereto has caused this agreement to be duly executed by its legally authorized agent on the day and year indicated below.

THE UNIVERSITY OF MISSISSIPPI

By:	/s/ Walter G. Chambliss	6/24/14
Name:	Walter G. Chambliss, Ph.D.	Date
Title:	Director of Technology Management
Office of Research and Sponsored Programs

Acknowledged:

By:	/s/ Mahmoud A. ElSohly	7/22/14
Name:	Mahmoud A. ElSohly, Ph.D.	Date
Title:	Research Professor, National Center for Natural Products Research

NEMUS, a California Corporation

By:	/s/ Reg A. Lapham	06/26/14
Name:	Reg A. Lapham	Date
Title:	CEO

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APPENDIX A

UM  5070 Intellectual Property, Know-How and Technical Information

•	UM Research Disclosure entitled "Compositions for the Treatment of Methicillin-Resistant Staphylococcus aureus Infections".

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APPENDIX B
TERM SHEET
University of Mississippi (UM)/NEMUS Proposed License Terms for UM 5070
TERMS OF LICENSE AGREEMENT1

Licensed Field	All therapeutic uses of cannabinoids.
Licensed Territory	Worldwide
Term
Ten (10) years after first commercial sale of until expiration of last licensed patent, whichever comes last.  Will be extended for up to ten (10) additional years on an annual basis if there is no generic competition to a Licensed Product in the U.S. market.  Generic competition does not including any generic product to a Licensed Product in which Nemus receives financial considerations including but not limited to royalties on sales, revenue sharing, marketing sharing or equity.

License
UM will grant to NEMUS an exclusive worldwide license to UM Know-How and Technical Information related to UM 5070, with the right to make, have made, use, lease, distribute, import, sell, offer for sale and otherwise exploit Licensed Products in the Licensed Field, subject to agreement on final terms.

Diligence Requirements
UM and NEMUS will agree to development milestones to accompany a Development Plan that will be an exhibit to the License Agreement.   NEMUS must use commercially reasonable efforts to commercialize and market all Products as soon as practicable in accordance with the development milestones.

License Issue Fee	***
Upfront Equity	Waived
License Maintenance Fees	*** per year per Licensed Product due on the anniversary of the Effective Date – credited against royalties in the current fiscal year.
Milestone Payments
*** within thirty (30) days of submission of an IND application to the FDA or an equivalent application to a regulatory agency anywhere in the world.
*** within thirty (30) days of submission of an NDA or a 505b(2) application to the FDA or an equivalent application to a regulatory agency anywhere in the world.
*** within thirty (30) days of receiving approval of a NDA or a 505b(2) application to the FDA or an equivalent approval from a regulatory agency anywhere in the world.

Running Royalties	*** of Net Sales of all Licensed Products paid to UM quarterly. No royalty will be due on Licensed Products used in clinical trials or other pre-FDA approved development studies.
Sublicensing	With written permission of UM. Share of sublicensing income including upfront and milestone payments, equity, and royalties: *** with minimum of *** royalty to UM.

1 Capitalized terms used in this Term Sheet will be defined in the License Agreement.

*** Certain confidential information contained in this document, marked with three asterisks (***), has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Indemnification
NEMUS will indemnify, defend and hold harmless UM, the State of Mississippi,  officers, employees, students, and agents of UM from and against any and all liability, loss, damage, action, claim or expense that results from or arises out of actions or omissions of NEMUS and its Affiliates in the performance of the License Agreement.  As state agencies, UM and UT are unable to indemnify NEMUS.

Insurance
NEMUS and its Affiliates will procure and maintain policies of insurance for comprehensive general liability and products liability coverage in the larger amount of $6.5 million per claim and $6.5 million in aggregate or that amount deemed customary and appropriate in the pharmaceutical industry for the stage of development.

Miscellaneous:
1.    Due to UM's status as a state agency, UM will not agree to: (a) allow the License Agreement to be governed by another state's laws, (b) settle disputes by arbitration, or (c) pay attorney's fees of NEMUS under any circumstances.
2.    NEMUS, Affiliates, and their employees, and agents will not use UM's name, seal, logo, trademark, or service mark, or any adaptation of them, or the name, mark, or logo of any representative or organization of UM in any way without the prior written consent of UM, in its sole discretion.
3.    The Know-How and Technical Information are provided on an "AS IS" basis, and UM makes no representations, express or implied.
4.    Until execution of a final License Agreement acceptable to the parties containing the above terms and conditions, this Term Sheet is a non-binding expression of the intent of the parties. This Term Sheet is only a list of proposed points that may or may not become part of an eventual contract. It is not based on any agreement between the parties. It is not intended to impose any obligation whatsoever on either party, including without limitation an obligation to bargain in good faith or in any way other than at arms-length. The parties do not intend to be bound by any agreement until both agree to and sign a License Agreement, and neither party may reasonably rely on any promises inconsistent with this paragraph.